UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 28, 2010
SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33808 (Commission File Number)	20-0978027 (IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200
Bellevue, Washington (Address of principal executive offices)	98004 (zip code)
Registrant’s telephone number, including area code: (425) 256-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On October 27, 2010, Symetra Financial Corporation, a Delaware corporation (“the Company”), issued a press release announcing its financial results for the fiscal quarter ended September 30, 2010, which was furnished as Exhibit 99.1, and an accompanying Quarterly Financial Supplement for the quarter ended September 30, 2010 (the “Financial Supplement”), which was furnished as Exhibit 99.2. The Company wishes to correct a typographical error in the Financial Supplement. On page 5 of the Financial Supplement, the results of our Group segment, footnote 6, the statement: “Without this case, the third quarter 2010 group loss ratio would have been 65.3% and the medical stop-loss — loss ratio would have been 66.6%.” is hereby corrected to read: “Without this case, the third quarter 2010 group loss ratio would have been 65.3% and the medical stop-loss — loss ratio would have been 67.5%.” The Company is hereby furnishing a corrected version of The Results of our Group Segment for the quarter ended September 30, 2010 as Exhibit 99.3.

Item 7.01	Regulation FD Disclosure.
See the response to Item 2.02 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.3	The Results of our Group Segment for the quarter ended September 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION
By:	/s/ GEORGE C. PAGOS
	Name:	George C. Pagos
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 28, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.3	The Results of our Group Segment for the quarter ended September 30, 2010.